                                                                EXHIBIT 10.11


                   FIRST AMENDMENT TO AMENDED & RESTATED LEASE


           THIS FIRST AMENDMENT TO AMENDED RESTATED LEASE ("Amendment") is made between NORTHERN AUTOMOTIVE CORPORATION, an Arizona corporation, whose address is 645 East Missouri Avenue, Phoenix, Arizona, 85012 ("Tenant"), and SPECTRUM PROPERTIES INCORPORATED, an Oregon corporation ("Landlord") as successor to MISSOURI FALLS ASSOCIATES LIMITED PARTNERSHIP, an Arizona limited partnership ("Missouri Falls"), whose address in 6212 North 29th Place, Phoenix, Arizona, 85016, on November 22, 1991, effective as of the 1st day of January, 1991, unless otherwise stated herein.

           A. On March 14, 1987, Landlord and Tenant entered into a lease agreement for certain office space (the "Leased Premises") located at 645 East Missouri Avenue, Phoenix, Arizona, which lease was amended by that certain lease Amendment I executed October 29, 1987 and that certain Amendment II executed October 28, 1987 (collectively, "Original Lease").

           B. On October 23, 1989, Landlord and Tenant entered into an amended and restated lease (the "Restated Lease") for the Leased Premises which replaced and superseded the original Lease.

           C. Following the withdrawal of Tenant as a partner of Missouri Falls, the Restated Lease was effectively amended in the manner set forth in
Section 4 of that certain Agreement (the "1990 Agreement") executed by and between Tenant and Missouri Falls and acknowledged and accepted by Landlord on or about January 1990.

           D. Landlord and Tenant now desire to make certain further modifications to the Restated Lease.

                                   AGREEMENTS:

           NOW, THEREFORE, effective as of January 1, 1991, the parties hereto covenant and agree as follows:

           1. Tenant acknowledges and agrees that Tenant owes Landlord the sum of Twenty-Six Thousand Seven Hundred Twenty-seven and 48/100 Dollars ($26,727,48) for Tenant's PRO RATA share of the cost of new carpeting and painting recently completed In the common areas of the Leased Premises.

           Landlord and Tenant acknowledge and agree with one another that a true and correct recapitulation and reconciliation of all outstanding accounts between them is set forth on Schedule "1" attached hereto and made a part hereof. Such Schedule indicates that Tenant presently owes to Landlord the sum of $11,046.83. The Schedule is true, accurate and correct through October 31, 1991. At the execution hereof, Tenant shall pay to Landlord the foregoing sum and all sums then due and payable by Landlord or Tenant under the Lease (together with all applicable credits) shall be deemed paid in full.

           2. Any and all references in the Restated Lease to the Leased Premises as described on Exhibits A, Al, A2 and A3 to the Restated Lease, which exhibits are hereby deleted in their entirety, are hereby modified to refer to the space described on the attached Exhibits Al, A2, A3 and A4 which are hereby inserted in lieu thereof. Any and all references in the Restated Lease to the Leased Premises shall hereinafter refer to the space described in Exhibits Al, A2, A3 and A4 attached hereto and incorporated by reference herein and therein.

           3. The Restated Lease is hereby amended by DELETING SUBSECTION A OF
SECTION 1 in its entirety and inserting the following in lieu thereof:

           "A. "LEASED PREMISES" shall mean the area shown as such on EXHIBITS Al, A2, A3 and A4 attached hereto and made a part hereof. The Leased Premises shall consist of:

                      (a) The Improved Space (herein so called) which shall contain no less than the following:

                                 (i) 76,868 rentable square feet during the period commencing January 1, 1991 and ending June 30, 1991; and

                                 (ii) 78,577 rentable square feet during the remaining term of the Lease; and

                      (b) The Unimproved Space (herein so called) which shall contain 12,123 rentable square feet."

           4. The Restated Lease is hereby amended by DELETING SUBSECTION D OF
SECTION 1 in its entirety and inserting the following in lieu thereof:

           "D. "LEASE TERM" shall mean the period beginning on the Lease Commencement Date (i.e., August 1, 1989) and ending on July 31, 1998. Any reference in this Lease to "Lease term" or the words "DURING THE TERM" or "THE TERM" shall all be deemed to include any extension thereof authorized under this Lease."

Further references in the Restated Lease which would indicated that the Lease Term would extend from August 1, 1998 through July 31, 1999 ("Interim Period") shall be deemed excised. Where such excisions are made, the remaining text shall be deemed amended accordingly. In addition, references to rentals or other charges due during the Interim Period shall be deemed excised and the remainder of the text shall be deemed to be modified accordingly.

           5. The Restated Lease is hereby amended effective as of January 1, 1991 by DELETING SUBSECTION E OF SECTION 1 in its entirety and inserting the following in lieu thereof:

           "E. "BASE RENT" shall mean the following for the periods and space indicated, subject to the provisions set forth in
                      Section 3(c) below:


                                                         ANNUAL BASE RENT
                                                          PER SQ. FT. OF
                                                         TENANT'S RENTABLE
                                   MONTHLY BASE           SQUARE FOOTAGE
                                   RENT FOR THE           OF THE IMPROVED
               PERIOD             IMPROVED SPACE               SPACE
    01/01/91 to 06/30/91           $ 97,622.36                $15.24
    07/01/91 to 07/31/92           $ 99,792.79                $15.24
    08/01/92 to 07/31/95           $114,722.42                $17.52
    08/01/95 to 07/31/98           $124,151.66                $18.96


                                                         ANNUAL BASE RENT
                                                          PER SQ. FT. OF
                                                         TENANT'S RENTABLE
                                   MONTHLY BASE           SQUARE FOOTAGE
                                   RENT FOR THE          OF THE UNIMPROVED
               PERIOD            UNIMPROVED SPACE              SPACE

    01/01/91 to 12/31/91         $7,576.87                     $7.50
    01/01/92 to 12/31/92         $7,879.95                     $7.80
    01/01/93 to 12/31/93         $8,183.02                     $8.10
    01/01/94 to 12/31/94         $8,486.10                     $8.40
    01/01/95 to 12/31/95         $8,789.17                     $8.70
    01/01/96 to 12/31/96         $9,092.25                     $9.00
    01/01/97 to 12/31/97         $9,395.32                     $9.30
    01/01/98 to 07/31/98         $9,698.40                     $9.60


           6. The Restated Lease is hereby amended by DELETING THE FIRST SENTENCE IN SUBSECTION F OF SECTION 1 and inserting the following in lieu thereof:

           F. "TENANT'S RENTABLE SQUARE FOOTAGE" shall mean an amount equal to 110.7% of the usable square feet occupied and leased by Tenant. The usable square feet occupied, utilized and leased by Tenant in the Unimproved Space is 10,952 square feet and the usable square feet occupied, utilized and leased by Tenant in the Improved Space during the period commencing January 1, 1991 and ending June 30, 1991, is 69,438 square feet and thereafter 70,982 square feet as more thoroughly set forth below:



                                       PERIOD
                                    01/01/90 TO            DURING REMAINING
                  LOCATION            06/30/91              TERM OF LEASE

              1st Floor              8,900 sq. ft           8,900 sq. ft
              2nd Floor             10,562 sq. ft.         10,562 sq. ft.
              3rd Floor             26,663 sq. ft.         26,663 sq. ft.
              4th Floor             23,313 SQ. FT.         24,857 SQ. FT.
                                    --------------         --------------
                                    69,438 sq. ft.         70,982 sq. ft.

           Based on a 10.7% load factor, Tenant's Rentable Square Footage in the Improved Space during the period commencing January 1, 1991 and ending June 30, 1991 is 76,868 rentable square feet (69,438 usable sq. ft x 1.107 = 76,868 rentable sq. ft.) and thereafter 78,577 rentable square feet (70,982 usable sq. ft. x 1.107 = 78,577 rentable sq. ft.). Based on a 10.7% load factor, Tenant's Rentable Square Footage in the Unimproved Space is 12,123 rentable square feet (10,952 usable sq. ft. x 1.107 = 12,123 rentable sq. ft.)."

The parties acknowledge that, at certain places, the Restated Lease refers to "TENANT IS TOTAL SQUARE FOOTAGE." The parties further acknowledge that, as of the Effective Date, when used therein, the term "TENANT'S TOTAL SQUARE FOOTAGE" shall mean and refer to the calculation of Tenant's Rentable Square Footage set forth above (i.e., Tenant's usable square footage plus its PRO RATA share of the Common Areas).

           7. The Restated Lease is hereby amended by DELETING SUBSECTION G OF
SECTION 1 in its entirety and substituting in lieu thereof the following:

           "G. "PERMITTED PURPOSE" shall mean use of the Improved Space for general office purposes and purposes incidental thereto, and the use of the Unimproved Space for storage for Tenant's property as long as it remains unimproved or for general office purposes and incidental purposes in the event it is subsequently improved."

           8. The Restated Lease is hereby amended by DELETING THE FIRST SENTENCE IN SUBSECTION A OF SECTION 3 and inserting the following in lieu thereof:

                      "Effective as of August 1, 1991, Tenant covenants and agrees to pay to Landlord during the term of this Lease, at the place specified by Landlord, the

                      Base Rent , without deduction or setoff (unless expressly authorized by this Lease), due and payable in advance on the first day of each month. Tenant shall also pay all sales or transaction privilege taxes due or coming due on all sums payable by Tenant to Landlord hereunder, whether such tax is levied upon Tenant or Landlord. Taxes shall be paid at the same time as payments of Base Rent or other sums due hereunder. All sums payable by Tenant under this Lease shall be deemed rent."

           9. The Restated Lease is hereby amended by ADDING THE FOLLOWING AT THE END OF SUBSECTION A OF SECTION 3:

                      "Notwithstanding any provision herein to the contrary, and provided that Tenant is not in default in the payment of Rent, then, as set forth in the 1990 Agreement:

                                 (i)        The monthly payment of Base Rent
                                            commencing on January 1, 1991 and
                                            the next seventy-eight (78) monthly
                                            payments thereafter shall each be
                                            reduced by the sum of Nine Thousand
                                            Three Hundred Seventy-five and
                                            No/100 Dollars ($9,375.00) per
                                            month; and

                                 (ii)       commencing on August 1, 1997, the
                                            monthly payments of Base Rent shall
                                            again be payable in full in
                                            accordance with the schedule set
                                            forth in Subsection E of section 1
                                            above."

           10. Effective as of August 1, 1991, the Restated Lease is hereby amended by DELETING sales taxes from the definition of and as an item to be included in "Building Operating Costs."

           11. Effective as of August 1, 1991, the Restated Lease is hereby amended by DELETING SUBSECTION C OF SECTION 3 in its entirety and inserting the following in lieu thereof:

           "C. During the period January 1, 1991 through June 30, 1991, Tenant shall be liable for Tenant's PRO RATA share of Building Operating Costs, which shall be $5.35 per square foot of Tenant's Rentable Square Footage of 76,868. During the period July 1, 1991 through December 31, 1991, Tenant shall be liable for Tenant's pro rata share of Building Operating Costs, which shall be $2.85 per square foot of Tenant's Rentable Square Footage of 78,577. Thereafter, Tenant's liability for its pro rata share of Building Operating Costs shall be increased annually by an amount equal to the actual annual increase of the Building Operating Costs per square foot of the total Building square footage for the calendar year in question above the Building Operating Costs per square foot of the total Building square footage for the 1991 calendar year. For example, the limit placed on Tenant's liability for its pro rata share of Building Operating Costs for the 1992 calendar year shall be an amount equal to the product of Tenant's Rentable Square Footage times the sum of $2.85 PLUS the increase, on a per square foot basis, of such Building Operating Costs in 1992 as opposed to 1991. If in 1992 such Building Operating Costs rose $.30 per square foot of the total Building square footage above the amount that such Building Operating Costs were in 1991, then the limit placed on Tenant's liability for its pro rata share of Building Operating Costs for the 1992 calendar year would be $3.15 ($2.85 plus $.30) per square foot of Tenant's Rentable Square Footage. If in 1993 Building Operating Costs rose $.60 per square foot of the total Building square footage above the amount they were in 1991, then the limit placed on Tenant's liability for its pro rata share of Building Operating Costs for the 1993 calendar year would be $3.45 ($2.85 plus $.60) per square foot of Tenant's Rentable Square Footage. For purposes of computing Tenant's pro rata share of Building Operating Costs, only Tenant's Rentable Square Footage for the Improved Space shall be used in the calculation AS LONG, AS BUT ONLY AS LONG AS the Unimproved Space remains unimproved. In the event the Unimproved Space is subsequently improved, then commencing with the month in which the construction of any improvements in the Unimproved Space is commenced (i) Tenant's Rentable Square Footage for BOTH the Improved Space and the portion of the Unimproved Space theretofore improved shall be used for purposes of computing Tenant's PRO RATA share of Building Operating Costs; and (ii) the monthly Base Rent for the portion of the Unimproved Space theretofore improved shall be increased and shall instead be based on the higher annual Base Rent per square foot of Tenant's Rentable Square Footage of the Improved Space and shall no longer be based on the lower annual Base Rent per square foot of Tenant's Rentable Square Footage of the Unimproved Space, as set forth in Section l(E) above."

           12. The Restated Lease is hereby amended by DELETING the third to the last sentence in SUBSECTION B OF SECTION 6 and inserting the following in lieu thereof:

           "Landlord and Landlord's management agency and mortgagee, if any, shall be named as additional insureds under such insurance and such insurance shall be primary and noncontributing with any insurance carried by Landlord."

           13. The Restated Lease is hereby amended by DELETING SECTION 12(a) in its entirety and inserting the following in lieu thereof:

           "Except as provided in Section 12 (b) , Tenant may not sell, transfer, assign, sublet, encumber, or hypothecate all or any part of Tenant's interest in the Leased Premises, or its estate or interest in this Lease (hereafter, an "Assignment"), without the prior written consent of Landlord and any attempt so to do shall be void and confer no right upon the purchaser, transferee, assignee, sublessee or encumbrance holder. However, in no event shall Landlord unreasonably withhold or delay its consent to any proposed

           Assignment of the Leased Premises if the proposed Assignment does not relate to Unimproved Space (as to which Landlord may withhold consent in its sole discretion). In the event Tenant wishes to Assign its interest in the Leased Premises, it shall provide to Landlord reasonable information regarding the proposed Assignee's business and method of operation. Unless Tenant requests a release from liability (which Landlord is not obligated to grant), Tenant shall not be obligated to provide financial statements for such proposed Assignee. In the event that Landlord does not respond within ten (10) business days after receipt of all such reasonable information, such proposed Assignee shall be deemed approved. In addition, without the consent of Landlord, which consent may be withheld in Landlord's sole, only and unfettered discretion, any such Assignment shall not release Tenant from any of its obligations under the Restated Lease, all of the same to remain in full force and effect."

           Section 12(b) of the Restated Lease shall remain unaffected.

           14. The Restated Lease is hereby amended by DELETING SECTION 15 in its entirety and inserting the following in lieu thereof:

           "15. ADDITIONAL EXPANSION SPACE.

           Tenant shall use the Unimproved Space solely for storage space by Tenant and for no other purpose. Tenant acknowledges and agrees that the Unimproved Space is leased by Tenant "as is," that Landlord has no obligation to construct or to pay for the construction of any improvements on the Unimproved Space and that if any improvements are made to the Unimproved Space they shall be made at Tenant's sole cost and expense. Notwithstanding any provision in this Lease to the contrary, Landlord shall have the right at any time during the term of this Lease to terminate Tenant's occupancy and lease of the Unimproved Space, which at the time of termination remains unimproved, by delivering thirty (30) day advance written notice thereof to Tenant."

           15. The Restated Lease is hereby amended by DELETING SECTION 16 in its entirety and inserting the following in lieu thereof:

           "16. [RESERVED]"

           16. The Restated Lease is hereby amended by MODIFYING SECTION 18 to reduce the covered parking spaces available to Tenant and its employees and invitees to three hundred ten (310) instead of four hundred four (404).

           17. The Restated Lease is hereby amended by DELETING SUBSECTION A OF
SECTION 27 which sets forth the original designated address for Landlord in its entirety and inserting the following in lieu thereof:

           "A. If intended for Landlord:

               Spectrum Properties Incorporated
               c/o CBS Property Services, Inc.
               645 East Missouri, Suite 108
               Phoenix, Arizona 85012"

           18. The Restated Lease is hereby amended by DELETING THE SECTION 40 in its entirety and inserting the following in lieu thereof:

           Landlord hereby grants to Tenant two options ("Option") to extend the term, each for a five-year period ("Option Term"). Except as provided herein, each Option is granted on the same terms and conditions provided for in the Lease, except for Rent and Lease term. The Base Rent for the Option Terms shall be equal to 95% of the then-current Fair Market Rental Value ("FMRV") as defined below for each Option Term; provided, however, that the Base Rent for the first Option Term shall be no less than $18.95 per square foot of Tenant's Total Square Footage and no more than $24.00 per square foot of Tenant's Total Square Footage and for the second Option Term, shall be no less than $24.00 per square foot of Tenant's Total Square Footage and no more than $28.00 per square foot of Tenant's Total Square Footage.

           Monthly Base Rent shall be calculated based on the space leased pursuant to this First Amendment, and may be modified by additional Unimproved Space being improved by Tenant pursuant to the terms hereof.

           Tenant must give notice of its intent to exercise each option granted herein within 180 days prior to the expiration of the Lease Term then in effect. The Options may not be exercised if Tenant is then in default under this Lease.

           FMRV as used in this Section shall be Base Rent calculated at the then-prevailing rate for similar space by a tenant having a similar credit rating in comparable buildings located within the Phoenix metropolitan area. FMRV shall be declared by Landlord in writing to Tenant not less than eight (8) months prior to the commencement of any Option Term. Upon exercise of Tenant's option to extend as herein provided, Tenant shall notify Landlord in writing of its acceptance or rejection of such proposed Base Rent. If, within ten
           (10) days of Tenant's registering its rejection of Landlord's declaration, the parties have not agreed upon FMRV, it shall be established by arbitration under the commercial arbitration rules of the American Arbitration Association then in effect or by such other method, if any, as the parties may then agree upon. The parties agree to prevail upon the American Arbitration Association, or such other party as may then be agreed upon, to select qualified real estate brokers, appraisers or building managers to comprise the three-person arbitration panel and further agree that the FMRV established by arbitration shall be binding. In the event the results of the arbitration are not known by the start of an Option Term, Tenant shall pay a rental equal to the Base Rent, as adjusted in accordance with Section 3 of the Lease, payable in the month immediately preceding the day upon which the option Term starts (the "Interim Rent") from the day upon which such Term starts until the time the FMRV has been established by the arbitration panel. Such FMRV shall then be used to calculate the Base Rent which would have been payable by Tenant during such Option Term and ending on the date the FMRV is established by arbitration, had FMRV been changed commencing on the date the Option Term began. If the Base Rent based on the FMRV is greater than the Interim Rent, Tenant shall pay the difference, in lump sum, on the first day of the month following the determination of FMRV or in the event that FMRV is less than the Interim Rent, Landlord shall issue a credit for the difference against Base Rent otherwise payable on the first day of the month following the termination of FMRV.

           19. The Restated Lease is hereby amended by DELETING SECTION 41 in its entirety.

           20. Tenant hereby acknowledges that as of the date this Amendment is executed by Tenant and Landlord, November 22, 1991, the Restated Lease is in full force and effect, Landlord is not in known default under the Restated Lease, and Tenant does not have any defense to payment of rent, charge, lien or claim of set off or any other claim against Landlord under or with respect to the Restated Lease or against the rents payable thereunder. Similarly, Landlord acknowledges that as of the date this Amendment is executed by Landlord, the Restated Lease is in full force and effect and Tenant is not in known default under the Restated Lease. Effective as of the date this Amendment is executed by Tenant, Tenant does release, acquit and forever discharge Landlord and Landlord's subsidiaries, affiliates, officers, directors, agents, employees, respective heirs, personal representatives, successors, and assigns (hereinafter collectively referred to as the "Released Parties") from any and all claims, demands, debts, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, and liabilities of any kind and character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at or in equity, including without limitation, such claims and defenses as frauds, mistake and duress, which Tenant may ever have had, now have, or might hereafter have against the Released Parties, jointly or severally, for or by reason of any matter, cause, or thing whatsoever occurring before the date this Amendment was executed by Tenant. Tenant acknowledges and agrees that this release is not limited to claims which are known or disclosed and further agrees, represents and warrants that the releases and waivers described in this Section are unconditional, enforceable and irrevocable and shall survive termination of the Restated Lease. However, in no event shall the foregoing release extend to unknown causes of action which Tenant may have or claim to have as respects or arises out of the condition of the Building or of the construction or condition of the Leased Premises, to the extent that Tenant may have the same or claim to have the same at any time in the future. Tenant represents and warrants to Landlord that it knows no claims which it has at this time relating to the Building or the Premises which are a part thereof.

           Landlord does hereby release, acquit and forever discharge Tenant and Tenant's subsidiaries, affiliates, officers, directors, agents, employees, respective heirs, personal representatives, successors, and assigns (hereinafter collectively referred to as the "Tenant Released Parties") from any and all known claims, demands, debts, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, and liabilities of any kind and character whatsoever, in contract or in tort, at or in equity, including without limitation, such claims and defenses as frauds, mistake and duress, which Landlord may ever have had or now has against the Tenant Released Parties, jointly or severally, for or by reason of any matter, cause, or thing relating to or arising out of the Amended & Restated Lease and the Leased Premises occurring before the date this Amendment was executed by Landlord.

           21. Except as herein amended, the provisions of the Amended & Restated Lease shall remain in full force and effect in accordance with the provisions thereof.

           22. This Amendment shall be binding upon and inure to the benefit of the heirs, successors, personal representatives and assigns of the respective parties hereto.

           IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

                                        "TENANT"

                                        NORTHERN AUTOMOTIVE CORPORATION,
                                        AN ARIZONA CORPORATION


Dated                                   By
      -----------------------              -------------------------------------
                                             Its
                                                 -------------------------------

                                        "LANDLORD"

                                        SPECTRUM PROPERTIES INCORPORATED,
                                        AN OREGON CORPORATION


Dated                                   By
      -----------------------              -------------------------------------
                                             Its
                                                 -------------------------------